SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2004
FILE NUMBER 811-1424
SERIES NO.: 3

72DD     1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A Shares                 $   4,235
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B Shares                 $       0
              Class C Shares                 $       0
              Class R Shares                 $       3
              Institutional Class            $      14

73A.          Payments per share outstanding during the entire current period:
         1.   Dividends from net investment income (form nnn.nnnn)
              Class A Shares                 $000.0243
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.0000
              Class C Shares                 $000.0000
              Class R Shares                 $000.0155
              Institutional Class            $000.0836

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                   151,589
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    76,299
              Class C Shares                    11,884
              Class R Shares                       209
              Institutional Shares                 262

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $   12.16
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $   11.61
              Class C Shares                 $   11.64
              Class R Shares                 $   12.10
              Institutional Shares           $   12.53